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               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 1997, appearing on page 27 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997.

/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
April 16, 1998